UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  OCTOBER 13, 2006

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TARA GOLD RESOURCES CORP.

(Exact name of registrant as specified in its charter)

                        Nevada                                           000-27715                       88-0441332

(State or other jurisdiction of incorporation)  (Commission File No.) (I.R.S. Employer Identification No.)

2162 Acorn Court, Wheaton. Illinois 60187

(Address of principal executive offices)

(630) 462 -2079

(Registrant's telephone number)

American Stellar Energy, Inc..

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

     240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

     240.13e-4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01:  Changes in the Registrant’s Certifying Accountant

On October 13, 2006, our independent auditors, Telford Sadovnick P.L.L.C. were dismissed. Telford Sadovnick P.L.L.C. audited our financial statements for the fiscal year ended December 31, 2004, and its report for that fiscal year was modified as to the uncertainty of Tara Gold Resources Corp.’s (formerly American Stellar Energy, Inc.) ability to continue as a going concern.  Except for this modification, the report did not contain an adverse opinion, disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Telford Sadovnick P.L.L.C. on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two years or any subsequent interim period preceding the date of dismissal.

On October 13, 2006, we engaged Mendoza & Berger Company, L.L.P. as our independent accountant.  During the two most recent fiscal years ended December 31, 2004 and 2005, and through October 13, 2006, we did not consult with Mendoza & Berger Company, L.L.P. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Mendoza & Berger Company, L.L.P. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event

The decision to change accountants was approved by our Board of Directors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01: Financial Statements and Exhibits

Exhibit

Description

16.1

Letter of Agreement from Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

Date:  October 13, 2006

TARA GOLD RESOUCES CORP.

By: /s/ Francis R. Biscan Jr.

Name:  Francis R. Biscan Jr.

Title:  Chief Executive Officer

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